Exhibit 10.1

FRONTIER AIRLINES HOLDINGS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN

(Amended and Restated Effective August 1, 2006
executed September 7, 2006)

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials.  To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

Prepared by
HOLLAND & HART LLP

ATTORNEYS AT LAW

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555 SEVENTEENTH STREET
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ASPEN •  BILLINGS •  BOISE •  BOULDER •  CASPER •  CHEYENNE •  COLORADO SPRINGS •  DENVER
DENVER TECH CENTER  •  JACKSON HOLE  •  SALT LAKE CITY •  SANTA FE •  WASHINGTON, D.C.

FRONTIER AIRLINES HOLDINGS, INC. EMPLOYEE STOCK OWNERSHIP PLAN

Table of Contents

	ARTICLE I
	DEFINITIONS
1.1	Affiliated Entity	2
1.2	Alternate Payee	2
1.3	Annual Addition	2
1.4	Break in Service	3
1.5	Code	3
1.6	Committee	3
1.7	Company	3
1.8	Company Contributions	3
1.9	Compensation	3
1.10	Covered Employee	5
1.11	Determination Date	5
1.12	Determination Year	5
1.13	Disability	5
1.14	Domestic Relations Order	6
1.15	Effective Date	6
1.16	Employee	6
1.17	ERISA	6
1.18	Fiscal Year	6
1.19	Five-Percent Owner	6
1.20	Highly Compensated Employee	6
1.21	Hour of Service	7
1.22	Key Employee	8
1.23	Leased Employee	9
1.24	Limitation Year	9
1.25	Look-Back Year	9
1.26	Non-Highly Compensated Employee	9
1.27	Non-Key Employee	9
1.28	Normal Retirement Age	9
1.29	Participant	9
1.30	Plan Administrator	10
1.31	Plan Year	10
1.32	Qualified Domestic Relations Order (“QDRO”)	10
1.33	Required Beginning Date	10
1.34	Spouse	10
1.35	Stock	10
1.36	Taxable Year	10
1.37	Top-Paid Group	10
1.38	Valuation Date	11
1.39	Year of Service	11

i

	ARTICLE II
	PARTICIPATION
2.1	Participation	12
2.2	Break in Covered Employee Status	12
2.3	Enrollment-Procedure	12
2.4	Absences	12

	ARTICLE III
	CONTRIBUTIONS
3.1	Company Contributions	14
3.2	Return of Contributions	14
3.3	Limitation on Annual Additions	15
3.4	Military Service	16

	ARTICLE IV
	INTERESTS IN THE TRUST FUND
4.1	Participants’ Accounts	17
4.2	Valuation of Trust Fund	17
4.3	Allocation of Increase or Decrease in Net Worth	18
4.4	Allocation of Company Contributions	18

	ARTICLE V
	AMOUNT OF BENEFITS
5.1	Vesting Schedule	19
5.2	Forfeitures	19
5.3	Restoration of Forfeitures	20
5.4	Method of Forfeiture Restoration	20
5.5	Allocation of Forfeitures	20
5.6	Credits for Pre-Break Service	21
5.7	Transfers - Portability	21

	ARTICLE VI
	DISTRIBUTION OF BENEFITS
6.1	Beneficiaries	22
6.2	Consent	22
6.3	Distributable Amount	23
6.4	Manner of Distribution	23
6.5	Time of Distribution	23
6.6	Separate Accounting for Distributable Amounts	25

	ARTICLE VII
	ALLOCATION OF RESPONSIBILITIES - NAMED FIDUCIARIES
7.1	No Joint Fiduciary Responsibilities	26
7.2	The Company	26
7.3	The Trustee	26
7.4	Plan Administrator; Appeals Board	26

7.5	Plan Administrator to Construe Plan	27
7.6	Organization of Appeals Board and Committee	27
7.7	Agent for Process	27
7.8	Indemnification of Appeals Board and Committee Members	27

	ARTICLE VIII
	TRUST AGREEMENT
8.1	Trust Agreement	29
8.2	Expenses of Trust	29

	ARTICLE IX
	TERMINATION AND AMENDMENT
9.1	Termination of Plan or Discontinuance of Contributions	30
9.2	Allocations upon Termination or Discontinuance of Company Contributions	30
9.3	Procedure Upon Termination of Plan or Discontinuance of Contributions	30
9.4	Amendment by Frontier	31
9.5	Amendment to Vesting Schedule	31

	ARTICLE X
	SPECIAL PROVISIONS REGARDING COMPANY STOCK
10.1	Time of Distribution	32
10.2	Put Option Requirements	32
10.3	Diversification and Early Distribution	33
10.4	Registration	33
10.5	Investment of Trust Fund	34
10.6	Dividends	34
10.7	Voting of Stock	34
10.8	Stock to Be Subject to Certain Conditions	34
10.9	Valuation of Stock	35

	ARTICLE XI
	PLAN ADOPTION BY AFFILIATED ENTITIES
11.1	Adoption of Plan	36
11.2	Agent of Affiliated Entity	36
11.3	Disaffiliation and Withdrawal from Plan	36
11.4	Effect of Disaffiliation or Withdrawal	36
11.5	Distribution Upon Disaffiliation or Withdrawal	36

	ARTICLE XII
	TOP-HEAVY PROVISIONS
12.1	Application of Top-Heavy Provisions	38
12.2	Determination of Top-Heavy Status	38
12.3	Special Vesting	39
12.4	Special Minimum Contribution	39
12.5	Change in Top-Heavy Status	40

	ARTICLE XIII
	MISCELLANEOUS
13.1	Right to Dismiss Employees - No Employment Contract	41
13.2	Claims Procedure	41
13.3	Source of Benefits	45
13.4	Exclusive Benefit of Employees	45
13.5	Forms of Notices	45
13.6	Notice of Adoption of the Plan	45
13.7	Plan Merger	45
13.8	Inalienability of Benefits - Domestic Relations Orders	45
13.9	Payments Due Minors or Incapacitated Individuals	49
13.10	Uniformity of Application	49
13.11	Disposition of Unclaimed Payments	49
13.12	Pronouns: Gender and Number	49
13.13	Applicable Law	49

FRONTIER AIRLINES HOLDINGS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(AMENDED AND RESTATED EFFECTIVE AUGUST 1, 2006)

PREAMBLE

Frontier Airlines, Inc., a Colorado corporation, established the Frontier Airlines, Inc. Employee Stock Ownership Plan effective April 1, 1994.  Frontier also established a trust (the “Trust”) with a trustee (the “Trustee”) forming a part of the Plan to be effective at the same time.  The Plan was amended and restated effective as of January 1, 1997.  It was subsequently amended to comply with the Economic Growth and Tax Relief and Reconciliation Act of 2001 (EGTRRA) and the final regulations for minimum required distributions under Section 401(a)(9) of the Internal Revenue Code, and to effect certain other necessary and desirable changes.

Frontier Airlines Holdings, Inc., a Delaware corporation, (“Frontier” or the “Company”), was formed in 2006.  Frontier owns all of the stock of Frontier Airlines, Inc.  Effective as of the date this restatement is adopted, Frontier Airlines, Inc. transfers sponsorship of the Frontier Airlines, Inc. Employee Stock Ownership Plan to the Company, which hereby is renamed the Frontier Airlines Holdings, Inc. Employee Stock Ownership Plan (the “Plan”), and makes additional changes to the Plan in this restatement.  Any Participant (as defined herein) who is credited with at least one Hour of Service (as defined herein) after the Effective Date (as defined herein) of this amendment and restatement shall be subject to the provisions of this Plan as so amended and restated.  Any Participant in the Plan prior to the Effective Date of this amendment and restatement who is not credited with an Hour of Service after the Effective Date of this amendment and restatement shall continue to be governed by the provisions of the Plan in effect prior to the effective date of this amendment and restatement.

The Plan and Trust are intended to comply with the provisions of the Code (as defined herein) and ERISA (as defined herein), to qualify as both a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under Code Section 4975(e)(7); however, the Plan does not purchase, and has never purchased, shares of Stock (as defined herein) with the proceeds of an “exempt loan” within the meaning of Treasury Regulation 54.4975-7.

*  *  *  *  End of Preamble  *  *  *  *

ARTICLE I
DEFINITIONS

The following words and phrases shall have the meaning set forth below:

1.1           Affiliated Entity means:

(a)           for all Sections of the Plan except those listed in subsection (b), any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership or control, and which is (i) included in the controlled group of corporations (within the meaning of Code Section 1563(a) without regard to Code Section 1563(a)(4) and Code Section 1563(e)(3)(C)) in which the Company is also included; (ii) included in the group of entities (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) in which the Company is also included; (iii) included in an affiliated service group (within the meaning of Code Section 414(m)) in which the Company is also included; or (iv) required to be aggregated with the Company by Code Section 414(o).

(b)           for purposes of determining Annual Additions under Section 1.3, limiting Annual Additions to a Participant’s account(s) under Section 3.3, and construing the defined terms as they are used in Sections 1.3 and 3.3 (such as “Compensation” and “Employee”), the term “Affiliated Entity” means any Affiliated Entity as determined in subsections (a)(iii) and (a)(iv), and any entity that would be an Affiliated Entity under subsections (a)(i) and (a)(ii) if the phrase “more than 50%” were substituted for the phrase “at least 80%” each place it occurs in Code Section 1563(a)(1).

1.2           Alternate Payee means a Participant’s Spouse, former spouse, child, or other dependent who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

1.3           Annual Addition means the allocations to a Participant’s account(s) for any Limitation Year, as described in detail below.

(a)           Annual Additions shall include:  (i) Company Contributions to this Plan and any other defined contribution plan maintained by the Company or any Affiliated Entity; (ii) Participant before-tax or after-tax contributions to any other defined contribution plan maintained by the Company or any Affiliated Entity; (iii) forfeitures allocated to a Participant’s account(s) in this Plan and any other defined contribution plan maintained by the Company or any Affiliated Entity (except as provided in subsections (b)(iii) and (b)(vi) below); (iv) all amounts paid or accrued after December 31, 1985 in Taxable Years ending after December 31, 1985, to a welfare benefit fund as defined in Code Section 419(e) and allocated to the separate account (under such welfare benefit fund) of a Key Employee to provide post-retirement medical benefits; and (v) contributions allocated on the Participant’s behalf to any individual medical account as defined in Code Section 415(1)(2).

(b)           Annual Additions shall not include:  (i) rollover contributions made pursuant to Code Section 402(c), 403(a)(4), 403(b)(8), 405(d)(3), 408(d)(3), or 409(b)(3)(C), to any other defined contribution plan maintained by the Company or an Affiliated Entity;

(ii) repayments of loans made to a Participant from a qualified plan maintained by the Company or any Affiliated Entity; (iii) repayments of forfeitures for rehired Participants, as described in Code Sections 411(a)(7)(B) and 411(a)(3)(D); (iv) direct transfer of employee contributions from one qualified plan to this Plan or any other qualified defined contribution plan maintained by the Company or any Affiliated Entity; (v) deductible employee contributions within the meaning of Code Section 72(o)(5); or (vi) repayments of forfeitures of missing individuals pursuant to Section 13.11.

1.4           Break in Service means a Plan Year in which a Participant fails to receive credit for more than 500 Hours of Service.  A five-year Break in Service means five consecutive one-year Breaks in Service.  A leave of absence in a non-paid status that is approved in writing by the Company or an Affiliated Entity shall not constitute a Break in Service for eligibility or vesting purposes.  A leave of absence in a non-paid status that is approved in writing by the Company shall not constitute a Break in Service for participation purposes.  A Participant shall be considered to have terminated employment with the Company other than by reason of retirement, disability or death, upon any separation from service with the Company, regardless of whether the Participant receives a severance allowance by way of salary or benefit continuation for any period or in any other form; provided, however, that no such termination of employment shall be deemed to have occurred as a result of any of the following:

(a)           Separation to enter the service of an Affiliated Entity;

(b)           Leave of absence pursuant to Section 2.4;

(c)           Temporary disability, causing an absence, followed by resumption of active work within 180 days following the first day of such absence; or

(d)           Absence from employment for service in the armed forces or other government service provided that, and only so long as, reemployment rights are protected by law.

1.5           Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.

1.6           Committee means the administrative committee provided for in Section 7.4, if one is appointed by the Company.

1.7           Company or “Frontier” means Frontier Airlines Holdings, Inc., a Delaware corporation, any successor thereto, and any Affiliated Entity that adopts the Plan pursuant to Article XI.

1.8           Company Contributions means all contributions to the Plan made by the Company pursuant to Section 3.1 for the Plan Year.

1.9           Compensation means:

(a)           Code Section 415 Compensation.  For purposes of determining the limitation on Annual Additions under Section 3.3 and the minimum contribution under Section 12.4 when the Plan is top-heavy, Compensation shall mean those amounts reported as “wages, tips, other compensation” on Form W-2 by the Company or an Affiliated Entity.  Compensation shall include (A) any elective deferral (as defined in Code Section 402(g)(3)), (B) any amount that is contributed or deferred by the Company at the election of the Employee and that is not includible in the gross income of the Employee by reason of Code Section 125 or 457 and (C) Compensation paid or made available during the Limitation Year shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).  For purposes of Section 3.3, Compensation shall be measured over a Limitation Year.  For purposes of Section 12.4, Compensation shall be measured over the entire Plan Year.  Compensation shall include amounts paid to the Employee but shall not include any additional amounts accrued by the Employee (except for de minimis amounts earned but not paid because of the timing of pay periods, as provided in the regulations under Code Section 415).

(b)           Code Section 414(q) Compensation.  For purposes of identifying Highly Compensated Employees and Key Employees under Sections 1.20 and 1.23, Compensation shall include the items described in subsection (a) and shall also include elective contributions that are not includable in the Employee’s income pursuant to Code Sections 125, 402(e)(3), 402(h), or 403(b).  For purposes of identifying Key Employees, Compensation shall be measured over a Plan Year; for purposes of identifying Highly Compensated Employees, Compensation shall be measured over a Determination Year or Look-Back Year, whichever is applicable.  Compensation shall include amounts paid to the Employee, but shall not include any additional amounts accrued by the Employee (except for de minimis amounts earned but not paid because of the timing of pay periods, as provided in the regulations under Code Section 415).

(c)           Benefit Compensation.  For purposes of determining and allocating Company Contributions under Section 3.1(a) and Section 4.4, Compensation shall mean the amounts reported as “Wages, tips, other compensation” on Form W-2 by the Company, plus elective contributions that are not includable in the Employee’s income pursuant to Code Sections 125, 401(k), 402(e)(3), 402(h), 403(b), 414(h)(2), or 457(b) and amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4), but excluding bonuses, expense reimbursements and other expense allowances, per diem expense payments, fringe benefits, moving expenses, deferred compensation, the value of any free or reduced rate transportation, and welfare benefits.  Compensation shall be measured over that portion of a Plan Year after the Employee has satisfied the eligibility requirements of Section 2.1(a) and while the Employee is a Covered Employee.

(d)           Limit on Compensation.  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation for each employee taken into account under the Plan shall not exceed $200,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than twelve months, the compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

If Compensation for any prior determination period is taken into account in determining an employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.

(e)           Deemed Code Section 125 Compensation.  For purposes of the definition of Compensation under this Section 1.9 and Section 1.23, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process under the health plan.

1.10         Covered Employee means any Employee of the Company except for:

(a)           A leased employee including but not limited to a Leased Employee;

(b)           A non-resident alien who either (i) receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company or any Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) or (ii) receives earned income from the Company or an Affiliated Entity that constitutes income from sources within the United States, but such income is exempt from United States income tax by an income tax treaty or convention; and

(c)           An Employee included in a unit of Employees covered by a collective bargaining agreement that does not provide for such Employee’s participation in the Plan, provided that retirement benefits were the subject of good faith bargaining during the negotiation of such collective bargaining agreement.

(d)           An Employee who is classified by the Company in a nondiscriminatory manner as a “consultant.”

(e)           Employees who are Aircraft Technicians, Ground Service Equipment Technicians, and Tool Room Attendants (the “Teamster Employees”) whose working conditions are governed by a collective bargaining agreement between Frontier or an Affiliated Entity and the International Brotherhood of Teamsters (IBT) — Airline Division (the “Collective Bargaining Agreement”), unless the Collective Bargaining Agreement in effect provides for such eligibility.

1.11         Determination Date means, with respect to each Plan Year, the last day of the preceding Plan Year.

1.12         Determination Year means the Plan Year.

1.13         Disability means a physical or mental condition of an Employee of the Company or an Affiliated Entity that, in the judgment of the Plan Administrator based upon medical reports and other evidence satisfactory to the Plan Administrator, presumably permanently prevents him from satisfactorily performing his usual duties for the Company or the Affiliated Entity or the duties of such other position or job which the Company or any Affiliated Entity makes available to him and for which such Employee is qualified by reason of his training, education or experience.

1.14         Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) issued by a court of competent jurisdiction that relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former spouse, child, or other dependent of the Participant and is made pursuant to a state domestic relations law (including a community property law).

1.15         Effective Date means the effective date of this Plan, April 1, 1994.  The Effective Date of this restatement is August 1, 2006.

1.16         Employee means any individual who provides services to the Company or an Affiliated Entity as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Code Section 3401.  Employee shall not include any individual (a) who provides services to the Company or an Affiliated Entity under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (b) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Code Section 3401 even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.  For the sole purpose of applying the nondiscrimination requirements of Code Section 414(n)(3), Employee shall include Leased Employees; however if Leased Employees constitute twenty percent (20%) or less of the Company’s or Affiliated Entity’s Non-Highly Compensated Employees and if the leasing organization maintains a plan described in Section 1.23 below, the term “Employee” shall not include any Leased Employees described in Section 1.23 below.

1.17         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings in effect thereunder from time to time.

1.18         Fiscal Year means the tax year of the Company which is the year beginning April 1 and ending March 31 of the following year.

1.19         Five-Percent Owner means:

(a)           With respect to a corporation, any individual who owns (either directly or indirectly according to the rules of Code Section 318) more than 5% of the value of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation.

(b)           With respect to a non-corporate entity, any individual who owns (either directly or indirectly according to rules similar to those of Code Section 318) more than 5% of the capital or profits interest in the entity.

(c)           An individual shall be a Five-Percent Owner for a particular year if such individual is a Five-Percent Owner at any time during such year.

1.20         Highly Compensated Employee means any Employee who

(a)           during the Look-Back Year received Compensation from the Company and Affiliated Entities in excess of $80,000 (as adjusted by the Secretary of the Treasury) and was a member of the Top Paid Group; or

(b)           was a Five-Percent Owner during the Look-Back Year or the Determination Year.

Highly Compensated Employee shall also include a highly compensated former Employee.  A highly compensated former Employee includes any Employee who separated or was deemed to have separated from service prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee for either the Plan Year in which he or she separated from service or any Plan Year ending on or after the Employee’s 55th birthday, based on the rules applicable to determining Highly Compensated Employee status as in effect for that Determination Year, in accordance with Temp.Treas.Reg. § 1.414(q)-1T, Q/A 4 and Notice 97-45.

1.21         Hour of Service means:

(a)           Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Entity for the performance of duties for the Company or an Affiliated Entity during the applicable computation period.  Hours of Service under this subsection shall be credited to the Employee for the computation period or periods in which the duties are performed, regardless of when the Employee is paid for such duties.

(b)           Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Entity on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence.  Hours of Service under this subsection shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.  Notwithstanding the preceding sentence:

(i)            No more than 501 Hours of Service shall be credited under this subsection to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii)           An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; and

(iii)          Hours of Service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.  For purposes of this subsection a payment shall be deemed to be made by or due from the Company or an Affiliated Entity regardless of whether such payment is made by or due from the Company or Affiliated Entity directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or Affiliated Entity contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Entity.  Hours of Service under this subsection shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.  The same Hours of Service shall not be credited both under this subsection and either subsection (a) or subsection (b).

(d)           In the case of each Employee who is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, by reason of the placement of a child with the Employee in connection with the Employee’s serving as a foster parent for such child, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a one-year Break in Service has occurred for purposes of vesting and participation (but not for purposes of benefit accrual), the following hours:  (i) the Hours of Service that otherwise would normally have been credited to such Employee but for such absence, or (ii) in any case in which the Plan is unable to determine the hours described in subsection (d)(i), eight Hours of Service per day of such absence, provided, however, that the total number of hours treated as Hours of Service under this subsection shall not exceed 501 Hours of Service.  The hours described in this subsection shall be treated as Hours of Service only in the year in which the absence from work begins, if an Employee would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service as provided in this subsection, or in any other case, in the immediately following year.  For purposes of this subsection, the term “year” means the period used in computing a Break in Service.  Notwithstanding the foregoing, the Plan Administrator may determine that no credit will be given pursuant to this subsection unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in the first sentence of this subsection and the number of days for which there was such an absence.

(e)           For purposes of calculating the Hours of Service to be credited to periods during which no duties are performed and determining the computation periods to which hours shall be credited, the rules set forth in subsections (b) and (c) of Department of Labor Regulation Section 2530.200b-2 are hereby incorporated by reference as though such provisions were fully set forth at this point.

1.22         Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

1.23         Leased Employee means an individual (other than an Employee of the Company or an Affiliated Entity) who, pursuant to an agreement between the Company or an Affiliated Entity and a leasing organization, has performed services for the Company or an Affiliated Entity on a substantially full-time basis for a period of at least one year, and the services are performed under the primary direction and control of the Company or Affiliated Entity.  The Company or an Affiliated Entity shall treat contributions or benefits provided to the Leased Employee by the leasing organization as contributions or benefits provided by the Company or an Affiliated Entity to the extent attributable to services the Leased Employees performed for the Company or Affiliated Entity.  Notwithstanding the preceding provisions of this paragraph, the Plan shall not treat an individual as a Leased Employee if:

(a)           the Leased Employee is covered by a money purchase pension plan providing:

(i)            a nonintegrated employer contribution rate of at least 10% of Compensation (including amounts that are excludable from the Leased Employee’s gross income under Code Sections 125, 132(f)(4)(effective January 1, 2001), 402(e)(3), 402(h), or 403(b)), and

(ii)           immediate participation, and

(iii)          full and immediate vesting, and

(b)           Leased Employees do not constitute more than twenty percent (20%) of the Company’s or Affiliated Entity’s Non-Highly Compensated Employees.

1.24         Limitation Year means the Plan Year for purposes of Code Section 415.

1.25         Look-Back Year means the 12 months immediately preceding the Determination Year.

1.26         Non-Highly Compensated Employee means an Employee of the Company or an Affiliated Entity who is not a Highly Compensated Employee.

1.27         Non-Key Employee means any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee.  Non-Key Employee includes any Employee otherwise eligible to participate in the Plan but who has failed to have the Employer make contributions to the Plan.

1.28         Normal Retirement Age means age 60.

1.29         Participant means any individual with an account balance under the Plan except beneficiaries and Alternate Payees.  The term “Participant” shall also include any

Covered Employee who has satisfied the eligibility requirements of Section 2.1, but who does not yet have an account balance.

1.30         Plan Administrator shall mean the Company, unless the Company elects, pursuant to Section 7.4, to appoint a separate Committee to act as plan administrator, in which case the Committee shall be the Plan Administrator.

1.31         Plan Year means the calendar year.

1.32         Qualified Domestic Relations Order (“QDRO”) means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of Section 13.8(c) are met.

1.33         Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant terminates employment; provided however, that the Required Beginning Date for a Participant who is a Five-Percent Owner is April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

1.34         Spouse means the individual to whom a Participant is lawfully married according to the law of the state of the Participant’s domicile on any of the following dates, as applicable:  the date of the Participant’s death, the date any election is filed pursuant to Article VI, or the date the Participant’s benefits commence.  A former Spouse of a Participant shall have no interest in this Plan, except as provided in a QDRO or in a beneficiary designation form executed by the Participant after the Spouse had become a former Spouse.

1.35         Stock means voting common stock of Frontier, which is an employer security described in Code Sections 409(1) and 4975(e)(8) that has a combination of voting power and dividend rights equal to or in excess of (a) that class of Frontier’s common stock having the greatest voting power and (b) that class of Frontier’s common stock having the greatest dividend rights.

1.36         Taxable Year means the accounting period of the Company for federal income tax purposes.

1.37         Top-Paid Group means the top 20% of Employees ranked on the basis of Compensation received during a Determination Year or Look-Back Year.  For purposes of determining the number of Employees in the Top-Paid Group, the following Employees may be excluded:

(a)           any Employee who has not completed six months of service before the end of the applicable year;

(b)           any Employee who normally works less than 17-1/2 hours per week, as defined in the regulations under Code Section 414(q);

(c)           any Employee who normally works less than six months during the applicable year, as defined in the regulations under Code Section 414(q);

(d)           any Employee who has not attained age 21 before the end of the applicable year; and

(e)           any Employee who is a non-resident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company or any Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) during the applicable year.

Notwithstanding the foregoing, Frontier may elect, on a consistent and uniform basis, to modify the permissible exclusions set forth above by substituting any shorter period of service or lower age.  Frontier may elect to include all Employees in determining the Top-Paid Group.

1.38         Valuation Date means each date on which the securities exchange on which the Stock is traded is open to conduct business.  If the Stock is not traded on any securities exchange, Valuation Date means the last day of each Plan Year and any other dates as specified in Section 4.2 as of which the assets of the Trust Fund are valued at fair market value and as of which the increase or decrease in the net worth of the Trust Fund is allocated among the Participants’ accounts.

1.39         Year of Service means a 12-consecutive-month period as described below.

(a)           For purposes of vesting under Article V, an Employee shall be credited with a Year of Service on the day he is credited with at least 1,000 Hours of Service during a Plan Year.  For rehired Employees, Years of Service shall be calculated according to the rules in Section 5.6.  Service prior to the Effective Date shall be included.  Years of Service shall accrue while an Employee is on an approved leave of absence as provided in Section 2.4; however, unless the Employee is absent because of military service or jury duty, the Employee shall not be credited with more than six months of service (or such longer period of service as satisfies the safe-harbor rule in the regulations under Code Section 401(a)(4)) towards his Years of Service while he is absent, unless required by applicable federal law.

(b)           A transfer of employment from one participating Affiliated Entity to another shall not be an interruption of services for purposes of this Plan.  Years of Service with an entity that is part of a controlled or affiliated group plan (within the meaning of Code Section 414) of which the Company is a member, while such entity is a part of such controlled or affiliated group with the Company, shall be treated as Years of Service for all purposes of the Plan.

*  *  *  *  End of Article I  *  *  *  *

ARTICLE II
PARTICIPATION

2.1           PARTICIPATION.

(a)           General.  Each Covered Employee shall become a Participant on the first day on which the Covered Employee first performs an Hour of Service with the Company or an Affiliated Entity on initial employment or latest reemployment.

(b)           Gaining Covered Employee Status.  Any Employee whose employment status is changed so as to become a Covered Employee shall become a Participant as of the day of such reclassification.

(c)           Losing Covered Employee Status.  Any Covered Employee whose employment status is changed so that the Covered Employee ceases being a Covered Employee shall cease participation in the Plan as of the day of such reclassification.  Any Covered Employee whose working conditions are governed by a collective bargaining agreement that provides that the Covered Employee shall not continue to participate in the Plan shall cease participation in the Plan on the date provided in the applicable collective bargaining agreement.

(d)           Service While Not a Covered Employee.  Service while in an ineligible category shall be credited for all purposes of the Plan.

2.2           BREAK IN COVERED EMPLOYEE STATUS

(a)           No Termination of Employment.  A Covered Employee who has satisfied the requirements of Section 2.1 and whose employment status has changed so as to be eliminated from the class of Covered Employees shall be immediately eliminated from participation in the Plan.  A Covered Employee who has satisfied the requirements of Section 2.1 before ceasing to be a Covered Employee, who ceases to be a Covered Employee without terminating employment and who later becomes a Covered Employee again shall immediately be eligible to participate in the Plan.  In either event, service while in an ineligible category shall be credited for all purposes of the Plan.

(b)           Termination of Employment.  In the case of any Participant who has terminated employment, such Participant shall be eligible to participate in the Plan on his date of reemployment if he is a Covered Employee.

2.3           ENROLLMENT-PROCEDURE.  In order to participate in the Plan, each Covered Employee who has satisfied the eligibility requirements of Sections 2.1 or 2.2 shall fill out and sign an enrollment form supplied by the Plan Administrator (and such other forms as the Plan Administrator may require) and return such form(s) to the Plan Administrator.  The form(s) shall include, among other information, the date of birth of the Covered Employee, and the name, address, and date of birth of each beneficiary of the Covered Employee.

2.4           ABSENCES.  A leave of absence in a non-paid status approved in writing by the Company or an Affiliated Entity shall not constitute a termination of employment for eligibility or vesting purposes.  A leave of absence in a non-paid status approved in writing by the Company shall not constitute a termination of employment for participation purposes.

*  *  *  *  End of Article II  *  *  *  *

ARTICLE III
CONTRIBUTIONS

3.1           COMPANY CONTRIBUTIONS.

(a)           Company Contributions.  For each Plan Year, the Company shall contribute to the Trust Fund such amount of Company Contributions, if any, as may be authorized by the Company’s Board of Directors.  The Company may elect to treat any portion of forfeitures occurring during the Plan Year as Company Contributions, pursuant to Section 5.5.  Company Contributions shall be allocated among eligible Participants in accordance with Section 4.4.

(b)           Form of Contributions.  Company Contributions may be made in cash or in Stock, or partly in each, as determined by the Company’s Board of Directors.

(c)           Miscellaneous Contributions.

(i)            The Company may make additional contributions to the Plan to restore amounts forfeited from the Company Contributions accounts of certain rehired Participants, pursuant to Section 5.4.  This additional contribution shall be required only when the forfeitures occurring during the Plan Year are insufficient to restore such forfeited amounts, as described in Section 5.5.  This contribution shall be allocated to the Participant’s Company Contributions account.

(ii)           The Company may make additional contributions to the Plan to satisfy the minimum contribution required by Section 12.4.  The Company may elect to use any portion of forfeitures occurring during the Plan Year for this purpose, pursuant to Section 5.5.  This contribution shall be allocated to Company Contributions accounts.

(iii)          The Company may make additional contributions to the Plan to restore the forfeited benefit of any missing individual, pursuant to Section 13.11.  This additional contribution shall be required only when the forfeitures occurring during the Plan Year are insufficient to restore such forfeited amounts, as described in Section 5.3.

(d)           Contributions Contingent on Deductibility.  Company Contributions for a Plan Year (excluding forfeitures) shall not exceed the amount allowable as a deduction for the Taxable Year ending with or within the Plan Year pursuant to Code Section 404.  Company Contributions shall be paid to the Trustee no later than the due date (including any extensions) for filing the Company’s federal income tax return for such year.  Company Contributions may be made without regard to current or accumulated earnings and profits.

3.2           RETURN OF CONTRIBUTIONS.  Upon request of the Company, the Trustee shall return:

(a)           To the Company, any Company Contribution made under a mistake of fact.  The amount that shall be returned shall not exceed the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed without the mistake of fact.

Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts.  However, no contribution shall be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made.  Any contribution made under a mistake of fact shall be returned within one year after the date of payment.

(b)           To the Company, any Company Contribution that is not deductible under Code Section 404.  All contributions under the Plan are expressly conditioned upon their deductibility for federal income tax purposes.  The amount that shall be returned shall be the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed if there had not been a mistake in determining the deduction.  Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts.  However, no contribution shall be returned to the extent that such reduction would reduce the account(s) of a Participant to an amount less than the balance that would have been credited to his account(s) had the contribution not been made.  Any contribution conditioned on its deductibility shall be returned within one year after it is disallowed as a deduction.

3.3           LIMITATION ON ANNUAL ADDITIONS.

(a)           General Limit.  Except to the extent permitted under Code Section 414(v), the Annual Additions to a Participant’s account(s) in this Plan and any other defined contribution plan maintained by the Company or an Affiliated Entity for any Limitation Year shall not exceed in the aggregate the lesser of (i) 100% of such Employee’s Compensation within the meaning of Code Section 415(c)(3); or (ii) $40,000, as adjusted for increases in the cost of living under Code Section 415 (d) (the applicable “Dollar Limitation”).  The compensation limit referred to in subsection (i) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

(b)           Reduction in Annual Additions.  If, as a result of a reasonable error in estimating Compensation, or as a result of the allocation of forfeitures, or as a result of other facts and circumstances as provided in the regulations under Code Section 415, the Annual Additions to a Participant’s account(s) would, but for this subsection, exceed the foregoing limits, the Annual Additions shall be reduced, to the extent necessary.  If the Participant in question is a Participant both in this Plan and in any other defined contribution plan maintained by the Company, the Participant’s Company Contributions shall first be reduced in such other plan and then, to the extent necessary, shall be reduced in this Plan.  The amount of any reduction of Company Contributions shall be placed in a suspense account in the Trust Fund and used to reduce Company Contributions to the Plan.  The following rules shall apply to such suspense account:  (i) no further Company Contributions may be made if the allocation thereof would be precluded by Code Section 415; (ii) any increase or decrease in the net value of the Trust Fund attributable to the suspense account shall not be allocated to the suspense account, but shall be allocated to the remainder of the Trust Fund; and (iii) all amounts held in the suspense account shall be allocated as of each succeeding allocation date on which forfeitures may be allocated pursuant to Section 5.5 (and may be allocated more frequently if the Plan Administrator so directs), until the suspense account is exhausted.

3.4           MILITARY SERVICE.  Notwithstanding any provision of this plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u) for individuals who initiate reemployment on and after December 12, 1994.

*  *  *  *  End of Article III  *  *  *  *

ARTICLE IV
INTERESTS IN THE TRUST FUND

4.1           PARTICIPANTS’ ACCOUNTS.  The Plan Administrator shall establish and maintain separate accounts in the name of each Participant, but the maintenance of such accounts shall not require any segregation of assets of the Trust Fund.  Each Participant’s share of the Company Contributions under Section 3.1(a) as well as forfeitures, together with any increase or decrease in the net worth of the Trust Fund attributable to such Company Contributions and forfeitures, shall be credited to his Company Contributions Account.  Shares of Stock contributed to or purchased by the Trust Fund shall be allocated directly to the appropriate Participant accounts.

4.2           VALUATION OF TRUST FUND.

(a)           General.  The Trustee shall value the assets of the Trust Fund as of each Valuation Date.  The Trustee shall deduct any expenses of the Trust Fund occurring since the preceding Valuation Date (if the expenses are not paid by the Company), pursuant to Section 8.2, and then determine the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date.  The Trustee shall separately determine the share of the increase or decrease attributable to any amount separately accounted for under subsections (c) and (d).  In addition, the Plan Administrator may direct the Trustee to have a special valuation of the assets of the Trust Fund when the Plan Administrator determines, in its sole discretion, that such valuation is necessary or appropriate or in the event of unusual market fluctuations of such assets.  Valuations and special valuations shall not include any Company Contributions for the current Plan Year, or any unallocated forfeitures.

(b)           Appraisal of Stock.  If the Stock is not readily tradable on an established securities market, it shall be valued by an independent appraiser, pursuant to Section 10.9.  The Plan Administrator may order a special valuation of Stock as of the end of any calendar month if the Plan Administrator believes that its fair market value has changed substantially since the most recent Valuation Date.  Any decision made under this subsection in good faith shall be final and conclusive.

(c)           Mandatory Separate Accounting.  The Trustee shall separately account for amounts subject to a QDRO, to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund.

(d)           Permissible Separate Accounting.  The Trustee may separately account for the following amounts to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund:

(i)            the distributable account of a Participant, pursuant to Section 6.6, including any amount distributable to an Alternate Payee or to a beneficiary of a deceased Participant; and

(ii)           Any other amounts for which separate accounting will provide a more equitable allocation of the increase or decrease in the net worth of the Trust Fund.

4.3           ALLOCATION OF INCREASE OR DECREASE IN NET WORTH.

(a)           Separate Accounting.  As of each Valuation Date, the Plan Administrator shall allocate the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date between the non-separately accounted for portion of the Trust Fund and the amounts separately accounted for that are identified in Section 4.2.

(b)           Non-Stock Amounts.  As of each Valuation Date, the Plan Administrator shall allocate the increase or decrease attributable to the non-separately accounted for portion of the Trust Fund among the non-Stock investments in the Company Contributions Accounts in the ratio that the dollar value of each such account bore to the aggregate dollar value of all such accounts on the preceding Valuation Date after all allocations and credits made as of such date had been completed.

(c)           Dividends in Stock.  As of each Valuation Date, the Plan Administrator shall allocate among the Company Contributions Accounts any dividends on the Stock paid in the form of Stock.  The allocation shall be proportional to the number of shares in such accounts on the record date for the payment of the dividend.

(d)           Other Amounts.  After the allocation in subsections (b) and (c) are completed, the Trustee shall allocate any amounts separately accounted for (including the increase or decrease in the net worth of the Trust Fund attributable to such amounts) to the appropriate account(s) if such separate accounting is no longer necessary.

4.4           ALLOCATION OF COMPANY CONTRIBUTIONS.  Allocations under this Section 4.4 shall be made after the allocations under Section 4.3.  Forfeitures occurring during the Plan Year shall be allocated as of the last day of each Plan Year.  These amounts shall be allocated among the Company Contributions accounts of Participants who were employed on the last day of the Plan Year or who died, retired or terminated employment because of a Disability during such Year.  Each Participant eligible to share in the Company Contribution shall receive an allocation in the proportion that each such Participant’s Compensation for such Plan Year bears to the aggregate Compensation of all such Participants with respect to such Plan Year.  No amount shall be allocated to the Teamster Employees for any Plan Year unless provided otherwise by the Collective Bargaining Agreement.

*  *  *  *  End of Article IV  *  *  *  *

ARTICLE V
AMOUNT OF BENEFITS

5.1           VESTING SCHEDULE.

(a)           A Participant shall have a fully vested and nonforfeitable interest in all his account(s) upon his Normal Retirement Age if he is an Employee on such date, his death while an Employee or while on an approved leave of absence from the Company or an Affiliated Entity, or his termination of employment with the Company or an Affiliated Entity because of a Disability.  In all other instances, a Participant shall become vested in his Company Contributions account in accordance with the following schedule.

Years of Service	Vested Percentage
1	20
2	40
3	60
4	80
5 or more	100

Teamster Employees who were Employees on January 4, 2006 shall be fully vested in their account balances without regard to their Years of Service.  Teamster Employees who terminated employment with the Company and all Affiliated Entities prior to January 4, 2006 are vested in their account balances according to the terms of the Plan in effect on the date they terminated employment.

(b)           Notwithstanding the foregoing, in the event of the merger, consolidation or liquidation of the Company, or the acquisition of its assets or Stock pursuant to a non-taxable reorganization, if the Company is not the surviving entity as a result of any such transaction, all Participants in the Plan shall, upon the occurrence of any such event, become 100% vested in their Company Contribution account.

5.2           FORFEITURES.

(a)           Notwithstanding the vesting rules of Section 5.1, Annual Additions to a Participant’s accounts and any increase or decrease in the net worth of the Trust Fund attributable to such Annual Additions may be reduced to satisfy the limits described in Section 3.3.  Any such reduction shall be allocated as specified in Section 3.3.

(b)           Notwithstanding the vesting rules of Section 5.1, a missing individual’s vested accounts may be forfeited as of the last day of any Plan Year, as provided in Section 13.11.  Any such forfeiture shall be allocated as specified in Section 5.5.

(c)           A Participant’s non-vested interest in his Company Contributions account shall be forfeited as soon as administratively practicable after the first to occur of the following:

(i)            the date on which the Participant receives a distribution of his entire vested interest in his Company Contributions account; or

(ii)           the date on which the Participant terminates employment, if the Participant terminates employment with the Company and all Affiliated Entities while he is 0% vested (in such case the Participant shall be deemed to have received a distribution of his entire vested interest in such account on the day he terminated employment); or

(iii)          the last day of the Plan Year in which the Participant incurs a five-year Break in Service.

5.3           RESTORATION OF FORFEITURES.  The forfeiture of a missing individual’s account(s), as described in Section 13.11, shall be restored to such individual if he makes a claim for such amount.  Forfeitures of a Participant’s non-vested interest in his Company Contributions account shall be restored under the following conditions if the Participant is rehired.

(a)           If a Participant is rehired before he incurs a five-year Break in Service, and the Participant has received a distribution of his entire vested interest in his Company Contributions account (with the result that the Participant forfeited his non-vested interest in such account), then the Participant may repay to the Plan the entire distribution, without interest, within five years of his date of reemployment.  The required repayment shall consist of the number of shares of Stock previously distributed to the Participant, together with any cash distributed; if the Participant no longer owns the Stock that was distributed to him, he may contribute cash equal to the current fair market value of the number of shares previously distributed and the Trustee shall use such cash to purchase shares of Stock.  If timely repayment is made, the exact amount of the forfeiture shall be restored to the Participant’s account.  If timely repayment is not made, no forfeiture shall be restored.

(b)           If a Participant was 0% vested at the time he terminated employment with the Company and Affiliated Entities, and he is rehired before he incurs a five-year Break in Service, then the Company shall restore the exact amount forfeited from his Company Contributions account.

(c)           If a Participant is rehired after he incurs a five-year Break in Service, then no amount forfeited from his Company Contributions account shall be restored to such account.

All the rights, benefits, and features available to the Participant when the forfeiture occurred shall be available with respect to the restored forfeiture.

5.4           METHOD OF FORFEITURE RESTORATION.  Forfeitures that are restored pursuant to Section 5.3 shall be accomplished by an allocation of the forfeitures occurring during the Plan Year, pursuant to Section 5.5, or if such forfeitures are insufficient, by a special Company Contribution, pursuant to Section 3.1(c)(i).

5.5           ALLOCATION OF FORFEITURES.  As of the last day of each Plan Year, the forfeitures attributable to Company Contributions that occurred during the Fiscal Year shall be allocated as follows.  Forfeitures shall be first used to restore forfeitures pursuant to

Section 5.4.  Any remaining amount of forfeitures shall be allocated as though it were an additional Company Contribution to the Plan.  If more than one employer has adopted this Plan pursuant to Article XI, forfeitures arising in accounts of Employees of each participating employer shall be aggregated and allocated as provided above.

5.6           CREDITS FOR PRE-BREAK SERVICE.

(a)           Company Contributions Made After Reemployment.  A Participant who incurs a Break in Service, and who is thereafter reemployed, shall receive credit for vesting purposes for Years of Service prior to his Break in Service upon completing a Year of Service after such Break in Service.

(b)           Company Contributions Made Prior to Termination.  Years of Service after a Participant has incurred a five-year Break in Service shall be disregarded in determining the vested percentage in a Participant’s Company Contributions account at the time of the break.

5.7           TRANSFERS - PORTABILITY.  If any other employer adopts this or a similar employee stock ownership plan and enters into a reciprocal agreement with the Company that provides that (a) the transfer of a Participant from such employer to the Company (or vice versa) shall not be deemed a termination of employment for purposes of the plans, and (b) service with either or both employers shall be credited for purposes of vesting under both plans, then the transferred Participant’s account shall be unaffected by the transfer, except, if deemed advisable by the Plan Administrator, it may be transferred to the trustee of the other plan.

*  *  *  *  End of Article V  *  *  *  *

ARTICLE VI
DISTRIBUTION OF BENEFITS

6.1           BENEFICIARIES.

(a)           General.  Each Participant (or, if the Participant has died, his beneficiary) shall file with the Committee a designation of the beneficiaries and contingent beneficiaries to whom the distributable amount (determined in Section 6.3) shall be paid in the event of his death.  A beneficiary designation may be changed by the Participant or beneficiary at any time and without the consent of any previously designated beneficiary; however, if the Participant is married, his Spouse shall be the beneficiary designated to receive the benefits payable under this Article VI unless his Spouse has consented to the designation of a different beneficiary.  To be effective, the Spouse’s consent must be in writing, witnessed by a notary public, and filed with the Committee.  Any such election shall be effective only as to the Spouse who signed the election.

(b)           Divorce.  If a Participant has designated his Spouse as his beneficiary, and the Participant and this Spouse subsequently divorce, then the beneficiary designation shall be void and of no effect on the day such divorce is final.  The Participant may designate a former Spouse as a beneficiary in a beneficiary designation signed after the divorce is final; provided however, that if the Participant remarries, the new Spouse shall be the sole designated beneficiary unless the new Spouse consents to the designation of a new beneficiary.

(c)           Default:  No Effective Beneficiary Designation.  In the absence of an effective beneficiary designation as to any portion of the distributable amount of the deceased Participant’s account(s), such amount shall be paid to the Participant’s surviving Spouse; or if none, to his estate.

6.2           CONSENT.

(a)           $1,000 or Less.  If a Participant’s account(s) are immediately distributable under Section 6.5, and if the nonforfeitable portion of the Participant’s account(s) has an aggregate value of $1,000 or less (calculated in accordance with applicable Treasury regulations), and if distributions pursuant to Section 6.5 have not begun, then the Committee shall distribute the distributable amount (determined in Section 6.3) of the Participant’s account(s) without the Participant’s consent.  Any such distribution shall be in the form of a lump sum.  Any such distribution shall be made to the Participant, or, if deceased, to his beneficiary determined in Section 6.1.

(b)           More Than $1,000.  If a Participant’s account(s) are immediately distributable under Section 6.5 and if the nonforfeitable portion of a Participant’s account(s) has an aggregate value greater than $1,000 (calculated in accordance with applicable Treasury regulations), then, except as provided in Section 6.5(c) or 6.5(d)  6.5(d), any distribution of such account(s) shall only be made with the consent of the Participant or, if the Participant is deceased, the beneficiary determined under Section 6.1.  To be effective, the consent to the form of distribution and the time of distribution must be in writing or in an electronic or telephonic form that satisfies the requirements of Treas.

Reg. § 1.411(a)-11, signed by the Participant (or beneficiary), and filed with the Plan Administrator not more than 90, and not less than 30, days prior to the date the distribution is to occur; provided however, that the distribution may be made, or commence, fewer than 30 days after the consent is given if (i) the Plan Administrator clearly informs the Participant (or beneficiary) that the Participant (or beneficiary) has a right to a period of at least 30 days to consider whether to elect a distribution and the form of distribution and (ii) the Participant (or beneficiary) affirmatively elects a distribution.  A consent once given shall be irrevocable once distribution has begun.

6.3           DISTRIBUTABLE AMOUNT.  The distributable amount of a Participant’s account(s) is the vested portion of his account(s) (as determined pursuant to Article V) as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or beneficiary, reduced by any amount that is payable to an Alternate Payee pursuant to Section 13.8.  Notwithstanding the foregoing, distributions in the form of Stock shall be valued at the fair market value of the Stock on the date that the Trustee directs the transfer agent for the Stock to transfer the shares of Stock into the name of the Participant or beneficiary.

6.4           MANNER OF DISTRIBUTION.  All distributions shall be made in shares of Stock, provided, however, that the Plan Administrator may, in its sole discretion, cause the Trustee to convert a fractional share to cash and distribute the cash attributable thereto.  The distributable amount shall be paid in a lump sum distribution.

6.5           TIME OF DISTRIBUTION.  All distributions except immediate cash-outs under Section 6.2 shall be subject to the following rules.  Immediate cash-outs shall be subject to the direct transfer rules discussed in subsection  (f).

(a)           Earliest Date of Distribution.  Unless an earlier distribution is permitted by subsection (b) or required by subsection (c), the earliest date that a Participant may elect to receive a distribution is as follows.

(i)            Termination of Employment.  If a Participant terminates employment for any reason, he may elect to receive a distribution as soon as practicable; provided, that if a Participant terminates employment with the Company or Affiliated Entity because of Disability, death or after attaining Normal Retirement Age, he (or his beneficiary) may elect to receive a distribution as soon as practicable after the allocations are completed for the Plan Year in which the Participant terminated employment. If distribution from the Trust Fund is to be made after the Plan Year in which a Participant terminates employment, such distribution shall include the full amount of the Participant’s share of the Company Contributions for such Plan Year, if he is eligible for such allocation under Sections 3.1 and 4.4.  If distribution from the Trust Fund is made before the allocation of a Participant’s share of the Company Contributions for the Plan Year in which he terminates employment and if he is otherwise eligible for such allocation under Sections 3.1 and 4.4, then the full amount of the Participant’s share of the Company Contributions for such Plan Year, if any, shall be distributed to the Participant, if living and, if not, to his beneficiary, in a lump sum not later than 60 days after the date on which such amount is allocated.

(ii)           During Employment. A Participant may not obtain a distribution while employed by the Company or an Affiliated Entity, except as provided in subsection (a)(iii) (relating to termination of participation pursuant to a collective bargaining agreement) or subsection (c) (relating to the required minimum distribution at a Participant’s Required Beginning Date).

(iii)          Distribution to Certain Teamster Employees.  A Teamster Employee may elect to receive a distribution of all or a portion of his vested account balance as soon as practicable.  The distributable amount, form of distribution, and consent requirements shall be governed by the provisions of Article VI of the Plan, including the cash out provisions of Section 6.2(b) and of the Code.

(b)           Alternate Earliest Date of Distribution.  Notwithstanding Subsection (a), unless a Participant elects otherwise, his distribution shall commence no later than 60 days after the close of the latest of:  (i) the Plan Year in which the Participant attains Normal Retirement Age; (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; and (iii) the Plan Year in which the Participant terminates employment with the Company and Affiliated Entities.

(c)           Latest Date of Distribution.  Distribution must be made in a lump sum no later than the Required Beginning Date.  The Plan will comply with the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9), notwithstanding any provision of the Plan to the contrary.

(d)           Distribution Upon Participant’s Death.  Distribution shall be made in a lump sum to the Participant’s beneficiary by the end of the calendar year in which falls the fifth anniversary of the Participant’s death.

(e)           Alternate Payee.  The earliest date that an Alternate Payee may receive a distribution shall be determined pursuant to Section 13.8.

(f)            Direct Rollover Option.

(i)            A Participant, an Alternate Payee who is the spouse or former spouse of a Participant, or a surviving spouse of a deceased Participant (collectively, the “distributee”) may direct the Trustee to pay all or any portion of his “eligible rollover distribution” to an “eligible retirement plan” in a “direct rollover.”  Within a reasonable period of time before an eligible rollover distribution, the Plan Administrator shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code Section 402(f).  If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.  For purposes of the foregoing sentence, a distributee is treated as a Participant.

(ii)           An “eligible rollover distribution” is any distribution or in-service withdrawal other than (i) distributions required under Code Section 401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans), (iii) installment payments in a series of substantially equal payments made at least annually and (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or life expectancy of the distributee and his designated beneficiary, (iv) any amount that is distributed on account of hardship; or (v) any other actual or deemed distribution specified in the regulations issued under Code Section 402(c).  A distribution shall not fail to be an “eligible rollover distribution” merely because the distribution consists of after-tax contributions which are not includible in gross income; provided that the contributions may be transferred only to an individual retirement account or annuity or to a qualified defined contribution plan (as those terms are defined in subsection (iii) below) that agrees to separately account for amounts so transferred.

(iii)          For a Participant or an Alternate Payee who is the Spouse or former Spouse of a former or current Participant, an “eligible retirement plan” is an individual retirement account or annuity described in Code Section 408(a) or 408(b), an annuity plan described in Code Section 403(a) or 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan, or the qualified trust of a defined contribution plan that accepts eligible rollover distributions.  For a surviving Spouse of a deceased Participant, an “eligible retirement plan” is an individual retirement account or annuity.

(iv)          A “direct rollover” is a payment by the Trustee to the eligible retirement plan specified by the distributee.

(v)           An “Alternate Payee” is a former or current Participant’s spouse, former spouse, child, or other dependent who is recognized by a qualified domestic relations order (within the meaning of Code Section 414(p)) as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to the Participant or former Participant.

6.6           SEPARATE ACCOUNTING FOR DISTRIBUTABLE AMOUNTS.  When a Participant’s account(s) have become distributable, in whole or in part, the Plan Administrator may direct the Trustee to separately account for and separately invest the account(s), or the distributable portion thereof.  All distributions shall be paid solely from the separate account.  Amounts thus separately accounted for shall not share in the increase or decrease in the net worth of the remainder of the Trust Fund.

*  *  *  *  End of Article VI  *  *  *  *

ARTICLE VII
ALLOCATION OF RESPONSIBILITIES - NAMED FIDUCIARIES

7.1           NO JOINT FIDUCIARY RESPONSIBILITIES.  The Company, the Trustee, the Plan Administrator and the Appeals Board (as established pursuant to Section 7.4) shall be the named fiduciaries under the Plan and Trust Agreement and shall be the only named fiduciaries thereunder.  The fiduciaries shall have only the responsibilities specifically allocated to them herein or in the Trust Agreement.  Such allocations are intended to be mutually exclusive and there shall be no sharing of fiduciary responsibilities.  Whenever one named fiduciary is required by the Plan or Trust Agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

7.2           THE COMPANY.  The Company shall be responsible for:  (a) making Company Contributions; (b) certifying to the Trustee the names and specimen signatures of the members of the Committee appointed to serve as the Plan Administrator pursuant to Section 7.4, if a Committee is appointed, and the Appeals Board, acting from time to time; (c) keeping accurate books and records with respect to its Employees and the appropriate components of each Employee’s Compensation and furnishing such data to the Plan Administrator; (d) selecting agents and fiduciaries to operate and administer the Plan and Trust; (e) appointing an investment manager if it determines that one should be appointed; and (f) reviewing periodically the performance of such agents, managers, and fiduciaries.

7.3           THE TRUSTEE.  The Trustee shall be responsible for:  (a) in the absence of investment direction from the Plan Administrator, the investment of the Trust Fund to the extent and in the manner provided in the Trust Agreement; (b) the custody and preservation of Trust assets delivered to it; (c) the purchase of shares of Stock in accordance with the written directions of the Plan Administrator; and (d) the payment of such amounts from the Trust Fund as the Plan Administrator shall direct.

7.4           PLAN ADMINISTRATOR; APPEALS BOARD.  The Company shall serve as the Plan Administrator, unless the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company appoints a separate Committee to serve as the Plan Administrator, in which case the Committee shall have all of the duties and obligations established by this Plan with respect to the Plan Administrator.  The Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company shall appoint a separate Appeals Board, consisting of three or more individuals who may be, but need not be, Participants, officers, directors, or Employees of the Company.  The members of the Appeals Board (and the Committee, if one is created) shall hold office at the pleasure of the Board of Directors and shall serve without compensation.  The Plan Administrator shall be the “plan administrator” as defined in Section 3(16)(A) of ERISA.  It shall be responsible for establishing and implementing a funding policy consistent with the objectives of the Plan and with the requirements of ERISA.  This responsibility shall include establishing (and revising as necessary) short-term and long-term goals and requirements pertaining to the financial condition of the Plan, communicating such goals and requirements to the persons responsible for the various aspects of Plan operations and monitoring periodically the implementation of such goals and requirements.  The Appeals Board shall be responsible for reviewing and deciding all claims appeals in accordance with the provisions of Section 13.2 and shall have full discretion and power to determine all claims appeals.

7.5           PLAN ADMINISTRATOR TO CONSTRUE PLAN.  The Plan Administrator shall administer the Plan and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the discretion and power to interpret the Plan, to determine the eligibility, status, and rights of all individuals under the Plan, and in general to decide any dispute and all questions arising in connection with the Plan.  The Plan Administrator shall also be responsible for (a) directing the Trustee concerning the investment of assets in the Trust Fund, other than Stock; (b) directing the Trustee with respect to the purchase of Stock; (c) directing the Trustee with respect to voting shares of Stock to the extent that Participants do not so direct such voting as provided for in the Plan and the Trust Agreement; and (d) valuing the Stock in accordance with Article X.  The Plan Administrator shall direct the Trustee concerning all distributions from the Trust Fund, in accordance with the provisions of the Plan, and shall have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust Agreement.  The Plan Administrator shall maintain all Plan records except records of the Trust Fund.  The Plan Administrator may appoint agents to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Plan Administrator.

(a)           The Plan Administrator may adjust the account(s) of any Participant, delay distributions from the Plan, and take other appropriate actions in order to correct errors, rectify omissions, and protect all assets of the Plan from market fluctuations in such manner as the Plan Administrator believes will best result in the equitable and nondiscriminatory administration of the Plan.

7.6           ORGANIZATION OF APPEALS BOARD AND COMMITTEE.  The Appeals Board and the Committee shall each elect a chairman and shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan.  The Appeals Board may appoint agents to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Appeals Board.  The Appeals Board may make its determination with or without meetings, and may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf.  The action of a majority of the Appeals Board shall constitute the action of the Appeals Board.

7.7           AGENT FOR PROCESS.  The Plan Administrator shall be agent of the Plan for service of all process.

7.8           INDEMNIFICATION OF APPEALS BOARD AND COMMITTEE MEMBERS.  The Company shall indemnify each member of the Appeals Board (and each member of the Committee, if one is appointed to act as Plan Administrator) and Employees who perform services for the Plan Administrator and the Appeals Board against any and all claims, loss, damages, expense and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or Employee.

*  *  *  *  End of Article VII  *  *  *  *

ARTICLE VIII
TRUST AGREEMENT

8.1           TRUST AGREEMENT.  The Company has entered into a Trust Agreement to provide for the holding, investment and administration of the funds of the Plan.  The Trust Agreement shall be part of the Plan, and the rights and duties of any individual under the Plan shall be subject to all terms and provisions of the Trust Agreement.

8.2           EXPENSES OF TRUST.  All taxes upon or in respect of the Trust shall be paid by the Trustee out of the Trust assets.  All reasonable expenses of administering the Trust shall be paid by the Trustee out of the Trust assets to the extent they are not paid by the Company.  No fiduciary shall receive any compensation for services rendered to the Plan if the fiduciary is being compensated on a full time basis by the Company.

*  *  *  *  End of Article VIII  *  *  *  *

ARTICLE IX
TERMINATION AND AMENDMENT

9.1           TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS.  Frontier expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations.  Frontier may terminate the Plan or discontinue contributions at any time.  Upon the termination (or partial termination) of the Plan or the complete discontinuance of contributions, the interests of all affected Participants in the Trust Fund shall become fully vested, notwithstanding any other provision hereof.

9.2           ALLOCATIONS UPON TERMINATION OR DISCONTINUANCE OF COMPANY CONTRIBUTIONS.  Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions, the Plan Administrator shall promptly notify the Trustee of such termination or discontinuance.  The Trustee shall then determine, in the manner prescribed in Section 4.2, the net worth of the Trust Fund.  The Trustee shall advise the Plan Administrator of any increase or decrease in such net worth that has occurred since the preceding Valuation Date.  The Plan Administrator shall thereupon allocate, in the manner described in Section 4.3, among the remaining Plan accounts, any such increase or decrease in the net worth of the Trust Fund.  Immediately after the allocation of such increase or decrease in net worth, the Plan Administrator shall allocate among the remaining Plan accounts, in the manner described in Article III, Article IV, and Article V, any Company Contributions or forfeitures occurring since the preceding Valuation Date.

9.3           PROCEDURE UPON TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS.  If the Plan has been terminated or partially terminated, or if a complete discontinuance of contributions to the Plan has occurred, then after the allocations required under Section 9.2 have been completed, the Trustee shall distribute or transfer the account(s) of affected Participants as follows.

(a)           If the affected Participant’s account(s) have an aggregate value of $1,000 or less (calculated in accordance with applicable Treasury regulations), then the Trustee shall distribute the Participant’s account(s) to the Participant in a lump sum.

(b)           If the affected Participant’s account(s) have an aggregate value of more than $1,000 (calculated in accordance with applicable Treasury regulations), and if the Company or an Affiliated Entity does not maintain another defined contribution plan (other than an employee stock ownership plan within the meaning of Code Section 4975(e)(7)), then the Trustee shall distribute the Participant’s account(s) to the Participant in a lump sum.

(c)           If the affected Participant’s account(s) have an aggregate value of more than $1,000 (calculated in accordance with applicable Treasury regulations), and if the Company or an Affiliated Entity maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Code Section 4975(e)(7)), then the Trustee shall transfer the Participant’s account(s) to the other plan unless the Participant consents to an immediate distribution of such account(s) in a lump sum.

Subject to the provisions of Article X, any distribution or transfer made pursuant to this Section 9.3 may be in cash, in kind, or partly in cash and partly in kind.  After all such distributions or transfers have been made, the Trustee shall be discharged from all obligation under the Trust; no Participant or beneficiary who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

9.4           AMENDMENT BY FRONTIER.  Frontier may at any time amend the Plan in any respect, subject to Section 9.5, but no amendment shall be made that would have the effect of vesting in the Company any part of the Trust Fund or of diverting any part of the Trust Fund to purposes other than for the exclusive benefit of Participants, Alternate Payees, or their beneficiaries, and the rights of any Participant, Alternate Payee, or beneficiary with respect to contributions previously made shall not be adversely affected by any amendment; no amendment shall reduce or restrict, either directly or indirectly, the accrued benefit (within the meaning of Code Section 411(d)(6)) provided to any Participant before the amendment.  The Plan shall be amended by a writing approved by the Company’s Board of Directors and signed on behalf of the Company by an officer of the Company duly authorized by the Board of Directors.  The Plan may also be amended in writing by an officer of the Company to whom the Company’s Board of Directors delegates the authority to amend the Plan.  Notwithstanding the foregoing, if the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, no amendment may be made unless in compliance with the Rules thereunder.

9.5           AMENDMENT TO VESTING SCHEDULE.  If the vesting schedule is amended, each Participant with at least three Years of Service may elect, within the period specified in the following sentence after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.  The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(a)           60 days after the amendment is adopted;

(b)           60 days after the amendment becomes effective; or

(c)           60 days after the Participant is issued written notice of the amendment by the Company or the Plan Administrator.

Furthermore, the amendment shall not decrease the non-forfeitable percentage, measured as of the later of the date the amendment is adopted or effective, of any Participant’s accounts.

*  *  *  *  End of Article IX  *  *  *  *

ARTICLE X
SPECIAL PROVISIONS REGARDING COMPANY STOCK

10.1         TIME OF DISTRIBUTION.  Notwithstanding any other provision under Section 6.5 of the Plan, a Participant may elect to have the portion of his account attributable to Stock distributed (i) not later than one year after the close of the Plan Year in which such Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, death, or Disability; or (ii) not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service, if the Participant separated from service for any reason other than those enumerated in subsection (i) above, and is not reemployed by the Company at the end of the fifth Plan Year following the Plan Year of such separation from service.  If the Participant separates from service for a reason other than those described in subsection (i) above, and is employed by the Company as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Section 10.1.

10.2         PUT OPTION REQUIREMENTS.

(a)           Notwithstanding any other provisions of the Plan, in the case of a distribution of Stock when it is not readily tradable on an established securities market, the Participant receiving such distribution shall have the right to exercise a put option that complies with the requirements of Code Section 409(h).  Such put option shall provide that if the Participant exercises the put option, the Company, or the Plan if the Plan so elects, shall repurchase all or any portion of the distributed Stock.  The put option may be exercised during the six-month period beginning on the day after the Participant receives the Stock.  If the Participant does not exercise the option to sell such Stock, the option shall lapse temporarily.

(b)           After the end of the Plan Year in which the option described in subsection (a) occurred, and following the valuation of the Stock as of such year end, the Plan Administrator shall notify each Participant who was eligible to, but did not, exercise the option described in subsection (a) of the updated valuation and the opportunity to once again exercise the put option during the three-month period beginning on the date the notice is received.  If the Participant again fails to exercise such option, it shall lapse permanently.

(c)           To exercise his put option, the Participant must deliver to the Company a written notice of his election to sell such Stock, together with the certificates representing the shares to be sold duly endorsed for transfer with applicable transfer tax stamps attached thereto.  Upon such delivery, the Participant shall have sold, and the Company shall have purchased, the number of shares specified in such notice.

(d)           The purchase price per share shall be the fair market value per share as of the Valuation Date under Section 10.9 immediately preceding the date of sale.

(e)           Stock purchased pursuant to a put option shall be paid for as follows:

(i)            If the distribution of the Stock constituted a “Total Distribution” (as defined in subsection (iii), payment for the Stock shall be made in five substantially equal annual payments.  The first payment shall be made not later than 30 days after the Participant exercises the put option.  The remaining payments shall bear a reasonable rate of interest and shall be adequately secured.

(ii)           If the distribution of Stock does not constitute a Total Distribution, payment for the Stock shall be made in one cash payment no later than 30 days after the Participant exercises the put option.

(iii)          A “Total Distribution” is a distribution to a Participant or his beneficiary, or a series of such distributions within one taxable year of the recipient, of the Participant’s entire balance in this Plan.

(f)            At the option of the Trustee, pursuant to written directions from the Plan Administrator, the Plan may assume the rights and obligations of the Company under the above subsections as to all or any part of the shares of Stock tendered to the Company.

(g)           If the Participant has contributed the Stock to an individual retirement account or annuity (“IRA”), the IRA trustee shall have the option to sell described in this Section 10.2.

10.3         DIVERSIFICATION AND EARLY DISTRIBUTION.  Each Participant who has both attained age 55 and completed at least ten years of participation in the Plan (a “Qualified Participant”) may elect to receive a special, early distribution of Stock.  This special election may be made only within 90 days after the end of one of the first six Plan Years beginning with the Plan Year the Participant became a Qualified Participant.  After the first Plan Year the Qualified Participant may elect to receive a distribution of up to 25% of those shares in his Company Contributions Account.  After the second through fifth Plan Years, the Qualified Participant may elect to receive an additional number of shares, provided that the total number of shares distributed pursuant to these special elections does not exceed 25% of the sum of the number of shares in his account plus the number of shares previously distributed.  After the sixth Plan Year, the Qualified Participant may elect to receive an additional number of shares, provided that the total number of shares distributed pursuant to these special elections does not exceed 50% of the sum of the number of such shares in his account plus the number of shares previously distributed.  The Stock received in these distributions is subject to the put options described in Section 10.2.  No distribution may be made under this Section without the consent of the Participant and his Spouse (if the Participant has a Spouse).  Distributions pursuant to this Section shall be made as soon as practicable, and in no event later than 180 days after the close of the Plan Year.

10.4         REGISTRATION.  Notwithstanding any other provision hereof, no Stock shall be distributed to any person unless such distribution is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.  If the distribution of Stock to a Participant, Alternate Payee, or beneficiary is prohibited by the foregoing limitation, the Company shall take such steps as are necessary to permit the distribution of such Participant’s interest in the Trust Fund.

10.5         INVESTMENT OF TRUST FUND.  The Plan is designed to invest primarily in Stock.  Up to 100% of the assets of the Trust may be invested in shares of Stock.  All cash received by the Trustee shall, at the written direction of the Company, be used to purchase Stock at the fair market value of the Stock, as determined under Section 10.9.  At the written direction of the Company, the Trustee shall temporarily invest Trust assets, pending the purchase of Stock, as provided in the Trust Agreement.  In the absence of written direction from the Company, the Trustee may temporarily invest Trust assets, pending the purchase of Stock, in savings accounts, certificates of deposit and high-grade short-term securities, or such funds may be held in cash or cash equivalents.

10.6         DIVIDENDS.  The Company may from time to time declare and pay dividends, either in cash or in shares of Stock, with respect to shares of Stock in the Trust Fund.  Dividends paid with respect to Stock shall be allocated under Section 4.3(c).

10.7         VOTING OF STOCK.

(a)           If the Stock is a “registration-type class of securities,” as defined in Code Section 409(e), each Participant, Alternate Payee or beneficiary shall be entitled to vote the shares of Stock, including fractional shares, allocated to his account and shall be entitled to receive all proxy materials and other information distributed to shareholders in the same manner as the other shareholders.

(b)           If the Plan owns any Stock that is not a registration-type class of securities (as defined in Code Section 409(e)(4)), a Participant, Alternate Payee or beneficiary also shall be entitled to direct the Trustee, in accordance with the provisions of the Trust Agreement, to exercise the voting rights of that Stock in his Company Contributions Account, in the following types of transactions involving the Company:  merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or any similar transaction as may be prescribed in Treasury Regulations.  In any case in which the voting rights with respect to Stock are not required to be passed through to a Participant, Alternate Payee or beneficiary in accordance with the foregoing, such Stock shall be voted by the Trustee pursuant to the written directions of the Plan Administrator, as provided in the Trust Agreement.

10.8         STOCK TO BE SUBJECT TO CERTAIN CONDITIONS.  In the case of a distribution of Stock when it is not readily tradable on an established securities market, all shares of Stock distributed to a Participant, Alternate Payee or beneficiary shall bear such legends and statements as the Company may deem advisable to assure compliance with applicable federal and state securities laws and regulations.  If the Company requests, a recipient of shares of Stock shall, prior to receipt of such shares, deliver to the Company such written statements as the Company or its counsel may reasonably require to indicate that (a) the recipient is acquiring such shares for his own account, for investment and not with the view to disposing of such shares, (b) the recipient of such shares understands that the shares have not been registered under the Securities Act of 1933 (the “Act”) and that neither the shares nor any interest therein may be transferred, sold, assigned or conveyed except in accordance with the Act and applicable state securities laws and must therefore be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  Such written statements may also require the recipient’s acknowledgment that he understands that if, after the Stock has been held for a period of at least two years and if the provisions of Rule 144 of the General Rules and Regulations adopted under the Act are otherwise available (there being no representations by the Company that the provisions of Rule 144 will be applicable), then he may make routine sales of such shares in limited amounts, in a specified manner, in accordance with other terms and conditions of Rule 144.  In the case of Stock to which Rule 144 is not applicable, any sales by a recipient would have to be made in compliance with Regulation A or some other exception from the registration requirements of the Act.

10.9         VALUATION OF STOCK.  With respect to all activities carried on by the Plan, all valuations of Stock, while the Stock is not readily tradable on an established securities market, shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1).  The fees of such appraisers shall be paid by the Company or the Trust, or may be shared by each, as determined by the Company; all such decisions shall be made in compliance with ERISA.  Shares of Stock held in the Trust Fund which are not readily tradable on an established securities market shall be valued annually by the Plan Administrator (using an independent appraiser), for all purposes of the Plan, at their fair market value as of the last day of each Plan Year, in accordance with the applicable provisions of ERISA.  Shares of Stock that are readily tradable on an established securities market shall be valued as of the last day of each Plan Year and at such other dates as may be required or provided by the Plan, in accordance with the applicable provisions of ERISA.  If the Stock is traded on an established securities market, distributions in the form of Stock shall be valued at the fair market value of the Stock on the date the Trustee directs the transfer agent for the Stock to transfers the shares of Stock into the name of a Participant or a beneficiary.  In the case of purchases of Stock from “disqualified persons” as defined in Code Section 4975(e)(2)), the value of the purchased Stock must be determined as of the date of the transaction.

*  *  *  *  End of Article X  *  *  *  *

ARTICLE XI
PLAN ADOPTION BY AFFILIATED ENTITIES

11.1         ADOPTION OF PLAN.  Frontier may permit any Affiliated Entity to adopt the Plan and Trust for its Employees.  Thereafter, such Affiliated Entity shall deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan and Trust, but such Affiliated Entity shall not be required to execute a copy of the Trust Agreement.

11.2         AGENT OF AFFILIATED ENTITY.  By becoming a party to the Plan, each Affiliated Entity appoints Frontier as its agent with authority to act for the Affiliated Entity in all transactions in which Frontier believes such agency will facilitate the administration of the Plan.  Frontier shall have the sole authority to amend and terminate the Plan.

11.3         DISAFFILIATION AND WITHDRAWAL FROM PLAN.

(a)           Disaffiliation.  Any Affiliated Entity that has adopted the Plan and thereafter ceases for any reason to be an Affiliated Entity shall forthwith cease to be a party to the Plan.

(b)           Withdrawal.  Any Affiliated Entity may, by appropriate action and written notice thereof to Frontier, provide for the discontinuance of its participation in the Plan.  Such withdrawal from the Plan shall not be effective until the end of the Plan Year.

11.4         EFFECT OF DISAFFILIATION OR WITHDRAWAL.  If at the time of disaffiliation or withdrawal, the disaffiliating or withdrawing entity, by appropriate action, adopts a substantially identical plan that provides for direct transfers from this Plan, then, as to employees of such entity, no plan termination shall have occurred; the new plan shall be deemed a continuation of this Plan for such employees.  In such case, the Trustee shall transfer to the trustee of the new plan all of the assets held for the benefit of employees of the disaffiliating or withdrawing entity, and no forfeitures or acceleration of vesting shall occur solely by reason of such action.  Such payment shall operate as a complete discharge of the Trustee, and of all organizations except the disaffiliating or withdrawing entity, of all obligations under this Plan to employees of the disaffiliating or withdrawing entity and to their beneficiaries.  A new plan shall not be deemed substantially identical to this Plan if it provides slower vesting than this Plan.  Nothing in this Section shall authorize the divesting of any vested portion of a Participant’s account(s).

11.5         DISTRIBUTION UPON DISAFFILIATION OR WITHDRAWAL.

(a)           Disaffiliation.  If an entity disaffiliates from the Company and the provisions of Section 11.4 are not followed, then the following rules apply to the account(s) of employees of the disaffiliating entity.

(i)            If the disaffiliating entity maintains a defined contribution plan (other than an employee stock ownership plan within the meaning of Code Section 4975(e)(7)), then, if the other plan will accept such a transfer, the Trustee shall transfer the employee’s account(s) to the other plan unless the employee consents to an immediate distribution in a lump sum (other than an annuity) of the vested portion of his account(s); if the other plan will not accept such a transfer, the account(s) shall remain in this Plan until the employee elects to receive a distribution pursuant to Article VI.

(ii)           If the disaffiliating entity does not maintain a defined contribution plan (other than an employee stock ownership plan within the meaning of Code Section 4975(e)(7)), then the Trustee shall distribute the vested portion of the employee’s account(s) to the employee in a lump sum (other than an annuity), upon the consent of the employee.  If the employee does not consent to an immediate distribution, then distribution may only be made according to Article Article VI.

(b)           Withdrawal.  If an Affiliated Entity withdraws from the Plan and the provisions of Section 11.4 are not followed, then the following rules apply to the account(s) of Employees of the withdrawing entity.

(i)            If the withdrawing entity maintains a defined contribution plan that accepts transfers from this Plan, then the Employee may transfer his account(s) from this Plan to such plan.  No forfeitures or acceleration of vesting shall occur solely by reason of such transfer.

(ii)           If the withdrawing entity does not maintain a defined contribution plan that accepts transfers from this Plan, then the Employee’s account(s) shall remain in this Plan.

(c)           Distributions.  Any distribution or transfer made pursuant to this Section shall be in shares of Stock, provided, however, that fractional shares of Stock may be converted to and paid in cash.  After such distribution or transfer has been made, no Participant or beneficiary who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

*  *  *  *  End of Article XI  *  *  *  *

ARTICLE XII
TOP-HEAVY PROVISIONS

12.1         APPLICATION OF TOP-HEAVY PROVISIONS.  The provisions of this Article shall be applicable only if the Plan becomes “top-heavy” as defined below for any Plan Year.  If the Plan becomes “top-heavy” as of the Determination Date for a Plan Year, the provisions of this Article shall apply to the Plan effective as of the first day of such Plan Year and shall continue to apply to the Plan (whether or not the Plan ceases to be “top-heavy”) until the Plan is terminated or otherwise amended.

12.2         DETERMINATION OF TOP-HEAVY STATUS.

(a)           Top Heavy Percentage.  The Plan shall be considered “top-heavy” for a Plan Year if, as of the Determination Date for that Plan Year, the aggregate of the account balances (as calculated according to the regulations under Code Section 416) of Key Employees under the Plan exceeds 60% of the aggregate of the account balances (as calculated according to the regulations under Code Section 416) of all current Employees and all former Employees who terminated employment within five years of the Determination Date in this Plan, or the Plan is part of a Required or Permissive Aggregation Group and the Required or Permissive Aggregation Group is determined to be a Top-Heavy Plan after application of the same test.  For purposes of this Section 12.2, the following terms have the following meanings:

(i)            Permissive Aggregation Group shall mean the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account.  The Administrator shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

(ii)           Required Aggregation Group shall mean (i) each plan of the Employer in which a Key Employee is a participant in the Plan Year that includes the Determination Date, and (ii) each other plan of the Employer which, during this period, enables any plan described in subsection (i) to meet the requirements of Code Section 401(a)(4) or 410.

(b)           Determination Percentage.  The top-heavy determination percentage shall be derived by the Administrator as of the Determination Date by dividing (i) the sum of the account balances of Key Employees under this Plan (plus the aggregate present value of cumulative account balances for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (ii) a similar sum determined for all Covered Employees.  For purposes of determining the account balance of any Employee (or the present value of the cumulative account balance for any Employee in a defined contribution or defined benefit plan), such account balance or present value shall be increased by the aggregate distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code

Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(c)           Look-Back Period.  If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee’s account balance (and the present value of the cumulative account balance for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan.  If an Employee has not performed any services for the Employer at any time during the one-year period ending on the Determination Date, such Employee’s account balance (and the present value of the cumulative account balance for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a top-heavy plan.

12.3         SPECIAL VESTING.  To the extent the vesting provisions of Article V are not more generous, the amount credited to the Participant’s Company Contributions account shall vest in accordance with the following schedule during any top-heavy Plan Year:

Years of Service	Vested Percentage
1	20
2	40
3	60
4	80
5 or more	100

12.4         SPECIAL MINIMUM CONTRIBUTION.

(a)           Amount of Minimum Contribution.  Notwithstanding the provisions of Section 3.1 and Article IV to the contrary, and subject to subsection (b), in every top-heavy Plan Year, a minimum allocation is required for each Non-Key Employee who both (i) performed one or more Hours of Service during the Plan Year as a Covered Employee after satisfying any eligibility requirement of Section 2.1, and (ii) was an Employee on the last day of the Plan Year.  This minimum allocation is required regardless of whether such Non-Key Employee received credit for 1,000 or more Hours of Service or made any required contributions to the Plan for such Plan Year.  The minimum allocation shall be a percentage of such Non-Key Employee’s Compensation.  The percentage shall be the lesser of 3% or the largest percentage of any Key Employee’s Compensation.  For all Key and Non-Key Employees, this percentage takes into account all Company Contributions and forfeitures, except for amounts used to restore the accounts of a rehired or missing Participant, allocated for the Plan Year.  If this minimum allocation is not satisfied for any Non-Key Employee, the Company shall contribute the additional amount needed to satisfy this requirement to such Non-Key Employee’s Company Contributions account.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirement of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contributions requirement shall be met in another plan, such other plan.

Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(b)           Coordination With 401(k) Plan.  The Company also maintains the Frontier Airlines, Inc.  Retirement Savings Plan, a defined contribution profit sharing plan with a cash or deferred arrangement (the “401(k) Plan”).  A Participant who participates in both this Plan and the 401(k) Plan shall receive the top heavy minimum contribution in this Plan.

12.5         CHANGE IN TOP-HEAVY STATUS.  If the Plan ceases to be a “top-heavy” plan as defined in this Article XII, and if any change in the benefit structure, vesting schedule or other component of a Participant’s accrued benefit shall occur as a result of such change in top-heavy status, the nonforfeitable percentage of each Participant’s benefit attributable to Company Contributions shall not be decreased as a result of such change.  In addition, each Participant with at least three Years of Service with the Company and Affiliated Entities on the date of such change, may elect to have his nonforfeitable percentage computed under the Plan without regard to such change in status.  The period during which the election may be made shall commence on the date the Plan ceases to be a top-heavy plan and shall end on the later of (a) 60 days after the change in status occurs, (b) 60 days after the change in status becomes effective, or (c) 60 days after the Participant is issued written notice of the change by the Company or the Plan Administrator.

*  *  *  *  End of Article XII  *  *  *  *

ARTICLE XIII
MISCELLANEOUS

13.1         RIGHT TO DISMISS EMPLOYEES - NO EMPLOYMENT CONTRACT.  The Company and Affiliated Entities may terminate the employment of any Employee as freely and with the same effect as if this Plan were not in existence.  Participation in this Plan by an Employee shall not constitute an express or implied contract of employment between the Company or an Affiliated Entity and the Employee.

13.2         CLAIMS PROCEDURE.

(a)           In General.  The following claims procedures shall apply for all claims; provided, however, that subsection (b) sets forth the claims procedures regarding claims for benefits on account of Disability.

(i)            Filing a Claim.  All claims shall be filed in writing by the Participant, his beneficiary, or the authorized representative of the claimant, by completing the procedures that the Committee requires.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.  All claims under this Plan shall be filed in writing with the Committee according to the Committee’s procedures no later than one year after the occurrence of the event that gives rise to the claim.  If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.

(ii)           Review of Initial Claim.

(A)          Initial Period for Review of Claim.  The Committee shall review all materials and shall decide whether to approve or deny the claim.  If a claim is denied in whole or in part, written notice of denial shall be furnished by the Committee to the claimant within a reasonable time after the claim is filed but not later than 90 days after the Committee receives the claim.  The notice shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial of the appeal.
(B)           Extension.  If the Committee determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed 90 days.  The notice shall be given before the expiration of the 90 day period described in Section 13.2(a)(ii)(A) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

(iii)          Appeal of Denial of Initial Claim.  The claimant may request a review upon written application, may review pertinent documents, and may submit issues or comments in writing.  The claimant must request a review within the reasonable period of time prescribed by the Committee.  In no event shall such a period of time be less than 60 days.  The Committee shall forward all appeals, including all material submitted by the claimant, to the Appeals Board.

(iv)          Review of Appeal.

(A)          Initial Period for Review of Appeal.  The Appeals Board shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not less than 60 days of the receipt of the appeal by the Committee, which shall forward the appeal to the Appeals Board promptly.  The claimant shall be notified of the Appeals Board’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim, and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial of the appeal.
(B)           Extension.  If the Appeals Board determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed 60 days.  The notice shall be given before the expiration of the 60 day period described in Section 13.2(a)(iv)(A) above and shall indicate the special circumstances requiring the extension and the date by which the Appeals Board expects to render its decision.
(C)           Discretionary Authority of Committee and Appeals Board.  The Committee and the Appeals Board shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan, to construe any and all terms of the Plan, and to find and construe all facts.

(b)           Determination of Disability.  The following claims procedures shall apply for all claims for benefits on account of Disability.

(i)            Notice of Denial.  If any person claiming benefits under the Plan on account of Disability is denied such benefits by the Committee, no later than 45 days after receipt of his or her claim by the Committee (or within 75 days if special circumstances require an extension and if written (including electronic) notice of such extension and circumstances is given to such person within the initial 45-day period), he or she shall be furnished with written notification in a manner calculated to be understood by the claimant and shall include the following:

(A)          specific reasons for the denial;
(B)           specific references to pertinent Plan provisions on which the adverse determination is based;
(C)           description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

(D)          if an internal rule, guideline, protocol or other similar criterion (a “Guideline”) was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request; and
(E)           if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

In the event that a period of time is extended due to a claimant’s failure to submit necessary information, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(ii)           Appeal Process.  A claimant shall have 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination.  A claimant shall be entitled to submit on appeal written comments, documents, records and other information relating to the claim.  During the time the claimant has for filing an appeal, the claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.  The Appeals Board shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  None of the members on the Appeals Board shall be the same person who initially reviewed the claim and the Appeals Board shall not give deference to the initial adverse benefit determination.  If the initial benefit determination was, in whole or in part, based on medical judgment (including determinations with regard to whether a particular treatment, drug or other item is experimental, investigational, or not medically necessary or appropriate), in deciding the appeal the Appeals Board shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  Such professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  If the Plan obtained advice from any medical or vocational experts in making the initial benefit determination, the Appeals Board shall identify such experts to the claimant, regardless of whether the advice was relied upon in making the initial benefit determination.

The Appeals Board shall notify the claimant of the its benefit determination on review within a reasonable period of time, not to exceed 45 days after receipt by the Appeals Board of the claimant’s request for review, unless the Appeals Board determines that special circumstances require an extension of time for processing the claim.  If the Appeals Board determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period.  In no event shall such extension exceed a period of 45 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(iii)          Notification of Benefit Determination on Review.  The Appeals Board shall provide the claimant with written notification of the its benefit determination on review.  If on review the initial denial of benefits is affirmed, the notification shall set forth, in a manner calculated to be understood by the claimant, the following:

(A)          specific reason for the adverse determination;
(B)           specific references to pertinent Plan provisions on which the adverse determination is based;
(C)           statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;
(D)          statement describing the Plan’s voluntary appeal procedures, if any, and describing the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under ERISA Section 502(a);
(E)           if a Guideline was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request;
(F)           if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(G)           the following statement:  “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(c)           Form of Notice to Claimant.  Notwithstanding anything herein to the contrary, any notification from the Committee and/or the Appeals Board to the claimant under this Section 13.2 may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

13.3         SOURCE OF BENEFITS.  All benefits payable under the Plan shall be paid solely from the Trust Fund, and the Company and Affiliated Entities assume no liability or responsibility therefor.

13.4         EXCLUSIVE BENEFIT OF EMPLOYEES.  It is the intention of the Company that no part of the Trust, other than as provided in Sections 3.2, 8.2, and 13.8 hereof and Section 4.2 of the Trust Agreement, ever to be used for or diverted to purposes other than for the exclusive benefit of Participants, Alternate Payees, and their beneficiaries, and that this Plan shall be construed to follow the spirit and intent of the Code and ERISA.

13.5         FORMS OF NOTICES.  Wherever provision is made in the Plan for the filing of any notice, election, or designation by a Participant, Spouse, Alternate Payee, or beneficiary, the action of such individual shall be evidenced by the execution of such form as the Plan Administrator may prescribe for the purpose.

13.6         NOTICE OF ADOPTION OF THE PLAN.  The Company shall provide each of its Employees with notice of the adoption of this Plan, notice of any amendments to the Plan, and notice of the salient provisions of the Plan prior to the end of the first Plan Year.  A complete copy of the Plan shall also be made available for inspection by Employees or any other individual with an account balance under the Plan.

13.7         PLAN MERGER.  If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other qualified plan of deferred compensation, each Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated.

13.8         INALIENABILITY OF BENEFITS - DOMESTIC RELATIONS ORDERS.

(a)           No Assignment of Benefits.  Except as provided in subsections (b) and (g) below, no Participant or beneficiary shall have any right to assign, alienate, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Participant or beneficiary.

(b)           Exception:  QDROs.  Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such Domestic Relations Order is a QDRO in which case the Plan shall make payment of benefits in accordance with the applicable requirements of any such QDRO.

(c)           Requirements for QDROs.  In order to be a QDRO, the Domestic Relations Order:  (i) must clearly specify the name and the last known mailing address of the Participant; (ii) must specify the name and mailing address of each Alternate Payee covered by the order; (iii) must specify either the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iv) must specify the number of payments or period to which such order applies; (v) must specify each plan to which such order applies; (vi) may not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, subject to the provisions of subsections (f)(ii) and (f)(iii); (vii) may not require the Plan to provide increased benefits (determined on the basis of actuarial value); (viii) may not require the payment of benefits to an Alternate Payee if such benefits have already been designated to be paid to another Alternate Payee under another order previously determined to be a QDRO.

(d)           Payments Prior to Participant’s Separation From Service.  In the case of any payment before an Employee has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subsection (c) solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the date on which the Employee attains (or would have attained) his earliest retirement age, (ii) as if the Employee had retired on the date on which such payment is to begin under such order (but taking into account only the account balance on such date), and (iii) in any form in which such benefits may be paid under the Plan to the Employee.  The earliest retirement age is the earlier of (i) the date on which the Employee is entitled to a distribution under the Plan, or (ii) the later of (A) the date the Employee attains age 50, or (B) the earliest date on which the Employee could begin receiving benefits under the Plan if the Employee separated from service.  For purposes of this Subsection, the account balance as of the date specified in the QDRO shall be the vested portion of the Employee’s account(s) on such date.

(e)           Procedures.

(i)            General.  The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under QDROs.  Such procedures shall be in writing and shall permit an Alternate Payee to designate a representative to receive copies of notices.

(ii)           Notice to Participant and Prospective Alternate Payee(s); Review.  When the Plan Administrator receives a Domestic Relations Order, it shall promptly notify the Participant and each Alternate Payee of such receipt and provide them with copies of the Plan’s procedures for determining the qualified status of the order.  Within a reasonable period after receipt of a Domestic Relations Order, the Plan Administrator shall determine whether such order is a QDRO and notify the Participant and each Alternate Payee of such determination.

(iii)          Separate Accounting.  During any period in which the issue of whether a Domestic Relations Order is a QDRO is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall separately account for the amounts payable to the Alternate Payee if the order is determined to be a QDRO.  If the order (or modification thereof) is determined to be a QDRO within 18 months after the date the first payment would have been required by such order, the Plan Administrator shall pay the amounts separately accounted for (plus any interest thereon) to the individual(s) entitled thereto.  However, if the Plan Administrator determines that the order is not a QDRO, or if the issue as to whether such order is a QDRO has not been resolved within 18 months after the date the first payment would have been required by such order, then the Plan Administrator shall pay the amounts separately accounted for (plus any interest thereon) to the individual(s) who would have been entitled to such amounts if there had been no order.  Any determination that an order is a QDRO that is made after the close of the 18-month period shall be applied prospectively only.  If the Plan’s fiduciaries act in accordance with fiduciary provisions of ERISA in treating a Domestic Relations Order as being (or not being) a QDRO or in taking action in accordance with this Subsection, then the Plan’s obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the acts of such fiduciaries.

(iv)          Participant Distributions.  Upon receiving a Domestic Relations Order (either in draft form or entered by a court) or upon receiving information that causes the Plan Administrator to reasonably believe that a Domestic Relations Order will be submitted, the Plan Administrator shall place a hold on the affected Participant’s accounts that prohibits the Participant from receiving a distribution upon termination of employment.  However, the Participant may receive a distribution upon termination of employment if all prospective Alternate Payees consent in writing to the distribution or if the court that is hearing the domestic relations proceeding approves the distribution.  If the Plan Administrator places the hold on the account as a result of receiving information that causes the Plan Administrator to believe that a Domestic Relations Order will be submitted and if the Plan Administrator does not receive a Domestic Relations Order (either in draft form or entered by a court) within 180 days after the Plan Administrator placed the hold on the Participant’s accounts, the hold will be removed from the Participant’s accounts.  If the Plan Administrator places the hold on the Participant’s accounts as a result of receiving a Domestic Relations Order (either in draft form or entered by a court), the hold shall remain on the Participant’s accounts until the first to occur of (A) the 120th day after the date the Plan Administrator responds to the parties with its comments on the Domestic Relations Order, or (B) the date the Plan Administrator determines that the Domestic Relations Order is a Qualified Domestic Relations Order and the Participant’s accounts are divided between the Participant and the Alternate Payee in the records of the Plan.  However, if the Participant’s accounts are affected by the separate accounting requirement of Section 13.8(e)(iii) above, the hold shall continue to the extent necessary for the Plan and the Plan Administrator to comply with the separate accounting requirement.  Nothing in this subsection (iv) shall prevent the Participant from exercising investment control over the assets in his accounts during the pendency of a hold on the accounts.

(f)            The Alternate Payee shall have the following rights under the Plan:

(i)            The Alternate Payee may designate beneficiaries in the same manner as a Participant, pursuant to Section 6.1.  However, any such beneficiary designation shall be effective without the consent of the spouse of the Alternate Payee.  In the absence of an effective beneficiary designation, the distributable amount of the Alternate Payee’s account(s) shall be paid to his surviving spouse; or if none, in equal shares to his surviving children and issue of deceased children by right of representation; or if none, in equal shares to each surviving parent; or if none, to his estate.

(ii)           Notwithstanding any other provisions of this Section 13.8, an Alternate Payee shall receive a distribution of his or her Plan assets as soon as administratively practicable after any necessary valuation of his or her account balance and after the Plan Administrator determines that the Domestic Relations Order is a Qualified Domestic Relations Order.  An Alternate Payee may only receive a distribution in the form of a lump sum of his or her entire interest in the Plan.

(iii)          Distribution to an Alternate Payee shall begin on or before the Participant’s Required Beginning Date.  An Alternate Payee may only receive a distribution in the form of a lump sum (other than an annuity).

(iv)          Upon the death of an Alternate Payee, the Alternate Payee’s entire interest in the Plan shall be distributed in a lump sum by the end of the calendar year containing the fifth anniversary of the Alternate Payee’s death.

(v)           The Alternate Payee (or his beneficiary) may bring claims against the Plan in the same manner as a Participant pursuant to Section 13.2.

(g)           Certain Judgments and Settlements.  Subsection (a) shall not apply to any offset of the Participant’ s account balance(s) in an amount equal to an amount that the Participant is ordered or required to pay to the Plan if:

(i)            the order or requirement to pay arises

(A)          under a judgment of conviction of a crime involving the Plan, or
(B)           under a civil judgment, including a consent decree, entered by a court in an action brought in connection with a violation (or an alleged violation) of the fiduciary responsibility requirements of Title I of ERISA, or
(C)           pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or an alleged violation) of the fiduciary responsibility requirements of Title I of ERISA, and

(ii)           the judgment, order, decree, or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant’s account balance(s) under the Plan.

13.9         PAYMENTS DUE MINORS OR INCAPACITATED INDIVIDUALS.  If any individual entitled to a payment under the Plan is a minor, or if the Plan Administrator determines that any such individual is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as such, the Plan Administrator shall have the power to cause the payments becoming due to such individual to be made to his personal representative or to another for his benefit, without responsibility of the Plan Administrator or the Trustee to see to the application of such payments.  Payments made pursuant to such power shall operate as a complete discharge of the Trust Fund, the Trustee and the Plan Administrator.

13.10       UNIFORMITY OF APPLICATION.  The provisions of this Plan shall be applied in a uniform and non-discriminatory manner in accordance with rules adopted by the Plan Administrator which rules shall be systematically followed and consistently applied so that all individuals similarly situated shall be treated alike.

13.11       DISPOSITION OF UNCLAIMED PAYMENTS.  Each Participant, Alternate Payee, or beneficiary with an account balance in this Plan must file with the Plan Administrator from time to time in writing his address, the address of each of his beneficiaries (if applicable), and each change of address.  Any communication, statement or notice addressed to such individual at his last address filed with the Plan Administrator (or if no address is filed with the Plan Administrator then at his last address as shown on the Company’s records) will be binding on such individual for all purposes of the Plan.  Neither the Plan Administrator nor the Trustee shall be required to search for or locate any missing individual.  If the Plan Administrator notifies an individual that he is entitled to a distribution and also notifies him of the provisions of this Section, and the individual fails to claim his benefits under the Plan or make his address known to the Plan Administrator within five calendar years after the notification, the benefits under the Plan of such individual shall be forfeited as of the end of the Plan Year coincident with or following the five-year waiting period.  Any amount forfeited pursuant to this Section shall be allocated pursuant to Section 5.5.  If the individual should later make a claim for his forfeited benefit, the Company shall make a special contribution to the Plan equal to the forfeiture, and such amount shall be distributed to the individual.

13.12       PRONOUNS:  GENDER AND NUMBER.  Unless the context clearly indicates otherwise, words in either gender shall include the other gender and the singular shall include the plural and vice versa.

13.13       APPLICABLE LAW.  This Plan shall be construed and regulated by ERISA, the Code, and, to the extent applicable, the laws of the State of Colorado.

*  *  *  *  End of Article XIII  *  *  *  *

IN WITNESS WHEREOF, Frontier Airlines Holdings, Inc. the Plan sponsor, has caused this amended and restated Plan to be executed effective as of August 1, 2006.

Executed this 7th day of September, 2006.

FRONTIER AIRLINES HOLDINGS, INC.

By:	/s/ David Sislowski

Its:	Vice President, General Counsel and Secretary

Date:	September 7, 2006